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                                                                    EXHIBIT 99.3
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                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES


                           WRITTEN CONSENT OF PARTNER

            SOLICITED BY THE MANAGEMENT COMMITTEE OF FTW PARTNERSHIP
           AS A VOTE FOR APPROVAL OF THE ASSET PURCHASE AGREEMENT FOR
                   THE SALE OF THE ASSETS OF FTW PARTNERSHIP


    The undersigned general partner of FORT WORTH WIRELESS CABLE T.V. ASSOCIATES (FTW Partnership), a California general partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Disclosure Statement of FTW Partnership and the Proxy Statement/Prospectus of Heartland Wireless Communications, Inc. (Heartland), each dated January 26, 1996.


    THE PARTNERSHIP UNIT(S) REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS A VOTE IN ACCORDANCE WITH THE BOX YOU MARK BELOW. PLEASE MARK YOUR CONSENT BY MARKING ONLY ONE BOX AND MARK THE BOX USING DARK INK.


    Proposal to approve and adopt the execution and performance of the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 by and between FTW Partnership and Heartland, a copy of which is included in the accompanying Proxy Statement/Prospectus as Appendix E, whereby FTW Partnership sells to Heartland substantially all of the assets of FTW Partnership and to approve the execution and performance of the FTW Claim Release (or FTW Claim Assignment, if applicable), the FTW Liquidation Plan and the transactions related thereto all as part of one approval (collectively, the FTW Transactions). The undersigned general partner of FTW Partnership acknowledges that a vote FOR the FTW Transactions shall, upon closing of the FTW Transactions, effectuate a mutual release by the undersigned partner of any and all causes of action, demands, rights, and claims of any nature available to or owned by FTW Partnership or the undersigned partner against American Wireless Systems, Inc. and certain related parties (as more particularly specified in the FTW Claim Release, a copy of which is included as Appendix F to the accompanying Proxy Statement/Prospectus of Heartland).


        / /  FOR                / /  AGAINST                / /  ABSTAIN
                  (Continued and to be signed on reverse side)
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    Please execute this consent as your name appears hereon. When the
Partnership Unit(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                Dated:                    , 1996
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                                                -------------------------------
                                                           Signature

                                                -------------------------------
                                                     Title or Authorization
                                                (if signing in a representative
                                                           capacity)

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                                                 Signature of Co-owner if Held
                                                            Jointly
  PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT USING THE ENCLOSED ENVELOPE.

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